                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

LaBARGE SELLS ScadaNET NETWORK(TradeMark) RAILROAD BUSINESS TO GE TRANSPORTATION SYSTEMS GLOBAL SIGNALING

ST. LOUIS, November 4, 2002-LaBarge, Inc. (AMEX: LB) announced today it has sold the railroad industry portion of its ScadaNET Network(TradeMark) remote equipment monitoring business to GE Transportation Systems Global Signaling, LLC (GETS Global Signaling), Grain Valley, Mo.

The sale is valued at approximately $6.8 million, including $5.3 million in cash and GETS Global Signaling's assumption of approximately $1.5 million in certain liabilities. In connection with the sale, LaBarge and GETS Global Signaling have entered into a manufacturing agreement under which LaBarge will continue to produce the ScadaNET hardware. Under a separate service agreement, LaBarge will also provide back-end network services to GETS Global Signaling through the earlier of June 2003 or such date as GETS Global Signaling integrates the services sooner.

The sale will be recorded in LaBarge's fiscal 2003 second quarter, and the Company will realize $3.2 million in cash after taxes on the transaction. On a book basis, LaBarge will record a pretax gain of $2.3 million. Because the transaction reflects the sale of intellectual property with a low tax basis, it will result in an after-tax book loss of approximately $.01 per share, and will be treated as discontinued operations.

"We are pleased to complete the sale of our railroad sector business to GETS Global Signaling and look forward to continuing a mutually beneficial relationship with the company as a provider of high-quality electronic manufacturing services," said Chief Executive Officer and President Craig LaBarge. Sales to railroad customers were approximately $2.5 million for the fiscal year ended June 30, 2002. LaBarge indicated it is retaining the rights to utilize the ScadaNET Network technology in industries other than railroad.

The ScadaNET Network is a unique wireless data communications system that provides reliable, low-cost monitoring of remote industrial equipment. More than 40 railroads, including the Burlington Northern and Santa Fe Railway Company and the Union Pacific Railroad, currently use the system to receive early warning of power outages and potential malfunctions of critical safety equipment at highway-rail grade crossings. Several railroads include the ScadaNET Network as a standard component on new and upgraded crossings.

GETS Global Signaling is a division of GE Transportation Systems (http://www.getransportation.com/), which is one of the world's leading suppliers to the railroad, transit, and mining industries, providing freight and passenger locomotives, motorized drive systems for mining trucks and drills, railway signaling and communications systems, valued added services, and information technology solutions to its customers. With sales in excess of $2 billion, GE Transportation Systems is headquartered in Erie, PA, and employs approximately 8,000 employees worldwide.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse industrial markets. The Company provides its customers with sophisticated electronic products and services through contract electronics design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Kansas, Missouri, Oklahoma, and Texas. The Company's Web site address is http://www.labarge.com.

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the outcome of litigation the Company is party to; unexpected increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.
                                      # # #